UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2019

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	MDRX	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement

0.875% Convertible Senior Notes due 2027

On December 9, 2019, Allscripts Healthcare Solutions, Inc. (the “Company”) completed its previously disclosed private Rule 144A offering of $200 million aggregate principal amount of its 0.875% Convertible Senior Notes due 2027 (the “Notes”) at an issue price of 100%. The Notes were offered only to qualified institutional buyers (as defined in the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to Rule 144A under the Securities Act.

The net proceeds from the sale of the Notes were approximately $195.0 million, after deducting the initial purchasers’ fees but before deducting other estimated expenses. The Company used $15.8 million of the net proceeds to pay the cost of the Capped Call Transactions (as defined below), and the Company intends to use the remainder of the net proceeds to repay additional outstanding borrowings under the Company’s senior secured revolving credit facility.

Indenture

The Company issued the Notes under an indenture dated as of December 9, 2019 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Indenture (which includes the Form of 0.875% Convertible Senior Notes due 2027 filed as Exhibit 4.2 hereto) is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The following description of the Notes and the Indenture is a summary and is not meant to be a complete description of the Notes and the Indenture. This description is qualified in its entirety by reference to the detailed provisions of the Indenture.

The Notes bear interest at a rate of 0.875% per annum from and including December 9, 2019, payable semiannually in arrears on January 1 and July 1 of each year, beginning on July 1, 2020. The Notes will mature on January 1, 2027, unless earlier repurchased by the Company or converted in accordance with their terms prior to such date.

The Notes are senior unsecured obligations of the Company and rank: (i) senior in right of payment to any indebtedness of the Company that is expressly subordinated in right of payment to the Notes; (ii) equal in right of payment to any unsecured indebtedness of the Company that is not so subordinated (including the Company’s existing 1.25% Cash Convertible Senior Notes due 2020); (iii) effectively junior in right of payment to any secured indebtedness of the Company (including the Company’s existing senior secured credit facilities) to the extent of the value of the assets securing such indebtedness; and (iv) structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Notes are convertible at the option of the holders (in whole or in part) at any time prior to the close of business on the business day immediately preceding July 1, 2026 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2019 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on and including the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; or (3) upon the occurrence of certain corporate events as specified in the Indenture. On or after July 1, 2026 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes at any time, regardless of the foregoing conditions. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of the Company’s common stock, par value $0.01 per share, or a combination of cash and shares of the Company’s common stock, at the Company’s election, in amounts determined in the manner set forth in the Indenture.

The initial conversion rate for the Notes will be 75.0962 shares of common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $13.32 per share of the Company’s common stock. The initial conversion price of the Notes represents a premium of approximately 32.5% to the $10.05 per share last reported sale price of the Company’s common stock on December 4, 2019. The conversion rate will be subject to adjustment upon the occurrence of certain specified events, but will not be adjusted for any accrued and unpaid interest. In addition, upon the occurrence of a “make-whole fundamental change” (as defined in Section 1.01 of the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares of Company common stock for a holder that elects to convert its Notes in connection with such make-whole fundamental change.

The Notes are not redeemable at the Company’s option prior to maturity, and no sinking fund is provided for the Notes.

Upon the occurrence of a “fundamental change” (as defined in Section 1.01 of the Indenture), holders may require the Company to repurchase all or any portion of their Notes in principal amounts of $1,000 or an integral multiple thereof at a fundamental change repurchase price in cash equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default, including cross acceleration to certain other indebtedness of the Company and its subsidiaries, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the unpaid principal of the Notes and accrued and unpaid interest, if any, thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company or any of its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X), the principal amount of the Notes together with accrued and unpaid interest, if any, thereon will automatically become and be immediately due and payable.

The Notes and the shares of the Company’s common stock issuable upon conversion of the Notes, if any, do not have the benefit of any registration rights. The Notes will not be listed on any securities exchange.

Capped Call Transactions

As previously announced, in connection with the pricing of the Notes, on December 4, 2019, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with each of JPMorgan Chase Bank, National Association, New York Branch, Wells Fargo Bank, National Association, Bank of America, N.A. and Deutsche Bank AG, London Branch (collectively, the “option counterparties”). The Capped Call Transactions are expected generally to reduce the potential dilution to the Company’s common stock and/or offset the cash payments the Company is required to make in excess of the principal amount of the converted Notes upon conversion of the Notes in the event that the market price of the Company’s common stock is greater than the strike price of the Capped Call Transactions (which corresponds to the initial conversion price of the Notes and is subject to certain adjustments under the terms of the Capped Call Transactions), with such reduction and/or offset subject to a cap based on the cap price of the Capped Call Transactions. The Capped Call Transactions have an initial cap price of $17.5875 per share, which represents a premium of 75% over the last reported sale price of the Company’s common stock on The Nasdaq Global Select Market on December 4, 2019, and is subject to certain adjustments under the terms of the Capped Call Transactions. The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of the Company’s common stock that underlie the Notes. The Company used $15.8 million of the net proceeds from the issuance of the Notes to pay the cost of the Capped Call Transactions.

The Capped Call Transactions are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions is a summary only and is qualified in its entirety by reference to the Capped Call Confirmations for the Capped Call Transactions, which are attached hereto as Exhibits 10.1 through 10.4 and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information with respect to the Notes and the Indenture set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Notes were sold to the initial purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act and the Notes were resold to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act.

The offer and sale of the Notes and the shares of the Company’s common stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of December 9, 2019, by and between Allscripts Healthcare Solutions, Inc. and U.S. Bank National Association

4.2	Form of 0.875% Convertible Senior Note due 2027 (included as Exhibit A in Exhibit 4.1)

10.1	Capped call transaction confirmation, dated as of December 4, 2019, by and between JPMorgan Chase Bank, National Association, New York Branch and Allscripts Healthcare Solutions, Inc.

10.2	Capped call transaction confirmation, dated as of December 4, 2019, by and between Wells Fargo Bank, National Association and Allscripts Healthcare Solutions, Inc.

10.3	Capped call transaction confirmation, dated as of December 4, 2019, by and between Bank of America, N.A. and Allscripts Healthcare Solutions, Inc.

10.4	Capped call transaction confirmation, dated as of December 4, 2019, by and between Deutsche Bank AG, London Branch and Allscripts Healthcare Solutions, Inc.

104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
Date: December 9, 2019
	By:	/s/ Dennis M. Olis
Dennis M. Olis Chief Financial Officer

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